UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

 November 27,  2013

XUN ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53466	26-1616719
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12759 NE Whitaker Way, #C453, Portland, Oregon, 97230

 (Address of principal executive offices)

775-200-0505

 (Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On November 27, 2013, Xun Energy, Inc., (the “Company”) amended the reserve equity financing agreement (the “Amendment”) with AGS Capital Group, LLC, (“AGS”). The amendment clarifies Section 2.1, Advances to include a new defined term, “Exercise Market Price,” which shall mean the average of the 3 lowest Closing Bid Prices of the Company’s Common Stock prior to any Advance Notice Date.

The Amendment did not further change or amend the terms and conditions of the Amended and Restated Reserve Equity Financing Agreement (the Financing Agreement"), between Xun Energy, Inc. and AGS Capital Group, LLC, dated July 11, 2013

For a more detailed description of the Agreements entered into with AGS, you should review the Amendment which is attached hereto and marked Exhibit 99.1 and the Financing Agreement in its entirety which is attached hereto and marked Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document Description

99.1	Amended and Restated Reserve Equity Financing Agreement, between Xun Energy, Inc. and AGS Capital Group, LLC, dated November 27, 2013

99.2	Amended and Restated Reserve Equity Financing Agreement, between Xun Energy, Inc. and AGS Capital Group, LLC, dated July 11, 2013

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 December 2, 2013

Xun Energy, Inc. /S/ Jerry G. Mikolajczyk —————————————— By: Jerry G. Mikolajczyk Title: President/CEO

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Amended and Restated Reserve Equity Financing Agreement, between Xun Energy, Inc. and AGS Capital Group, LLC, dated November 27, 2013

99.2	Amended and Restated Reserve Equity Financing Agreement, between Xun Energy, Inc. and AGS Capital Group, LLC, dated July 11, 2013